CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 29 to Registration Statement No. 2-68290 of Hilliard-Lyons Government Fund, Inc. on Form N-1A of our report dated October 11, 2007, appearing in the 2007 Annual Report of Hilliard-Lyons Government Fund, Inc. on Form N-CSR, for the year ended August 31, 2007. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
December 28, 2007